UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2007

CEDAR SHOPPING CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-31817 (Commission File Number)	42-1241468 (IRS Employer Identification No.)

44 South Bayles Avenue
Port Washington, New York 11050
(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|X|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As set forth in the proxy statement of Cedar Shopping Centers, Inc. (the "Company") in connection with its annual meeting of stockholders scheduled to be held June 12, 2007, the Company has proposed to increase the number of authorized shares of common and preferred stock. In connection with such proposal, the Company has agreed with its stockholders that if it issues any preferred stock in the future:

           1.     the preferred stock will not be used as, or in conjunction with, an anti-takeover defense (including potential mergers, in connection with an existing or future shareholder rights plan, or by designating terms, or issuing shares in transactions for the purposes of aiding management in defending against an unsolicited bid for control of the company) unless approved by the shareholders at that time;

           2.      the preferred stock will not be issued to any individual group for the purpose of creating a block of voting power to support management on controversial issues without receiving shareholder approval; and

           3.      if the preferred stock is to have voting rights, the shares will have the same voting rights as the common stock (including upon conversion).

Management has committed to seek shareholder approval at its 2008 annual meeting of stockholders to amend its certificate of incorporation to effectuate the foregoing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No. 99.1	Description Letter dated June 8, 2007 to Fidelity Management & Research Company

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 8 , 2007

CEDAR SHOPPING CENTERS, INC. By: /s/ STUART H. WIDOWSKI STUART H. WIDOWSKI SECRETARY AND GENERAL COUNSEL

Exhibit Index

Exhibit No. 99.1	Description Letter dated June 8, 2007 to Fidelity Management & Research Company